Exhibit 99.1

Building America's domestic rare earth supply chain I N V ES TO R PR ES EN TA TI O N J u n e 20 26 TM business combination with Hall Chadwick Acquisition Corp. (NASDAQ: HCAC)

L EG A L CONFIDENTIAL | 2 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Important Information Informational purposes only . This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities, and is not intended to be relied upon as the basis for any investment decision . Existing HCAC stockholders and potential investors are urged to consult their own legal, financial, and tax advisors in evaluating the proposed business combination with REEcycle or before making any investment . Forward - looking statements . This presentation contains forward - looking statements that involve risks and uncertainties . Actual results and future events could differ materially from those anticipated . We assume no obligation to update any forward - looking statements as a result of new information or future events . Speculative, high risk . Investing in HCAC and REEcycle is speculative and involves a high degree of risk, including the potential loss of your entire investment . Past performance is not indicative of future results . No guarantee of investment performance is being provided . Confidential & proprietary . This presentation is confidential and proprietary to HCAC and REEcycle Holdings, Inc . and its wholly owned subsidiary Rare Resource Recycling, Inc . By accepting this document, the recipient agrees not to copy, reproduce, or distribute its contents without the prior written consent of HCAC and REEcycle . Trademarks . “REEcycle” and the REEcycle logo are trademarks of Rare Resource Recycling, Inc . All other marks used or referenced herein are the property of their respective owners . Currency . All dollar amounts are US $ unless otherwise stated .

L EG A L CONFIDENTIAL | 3 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Disclaimer No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such jurisdiction . This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities in the United States or any other jurisdiction . No offer of securities shall be made except by means of a prospectus filed with the SEC meeting the requirements of Section 10 of the Securities Act of 1933 , as amended (the “Securities Act”), or exemptions therefrom . Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act . Additional Information and Where to Find It In connection with the proposed business combination, HCAC intends to file a registration statement on Form S - 4 , including a preliminary proxy statement/prospectus (the “Proxy Statement”), with the U . S . Securities and Exchange Commission (the “SEC”) . HCAC urges investors and shareholders to read the Proxy Statement and other documents filed with the SEC when they become available, as they will contain important information regarding the proposed business combination . The Proxy Statement will be distributed to holders of HCAC shares in connection with HCAC's solicitation of proxies for the vote by HCAC's shareholders with respect to the proposed business combination and other matters as will be described therein . All SEC filings will be available free of charge at www . sec . gov . Participants in the Solicitation HCAC, REEcycle, and their respective directors, officers, and employees may be deemed participants under SEC rules in the solicitation of proxies in connection with the proposed business combination. Information about HCAC's directors and officers is available in HCAC's SEC filings.

L EG A L CONFIDENTIAL | 4 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Disclaimer Forward - Looking Statements This presentation includes "forward - looking statements" with respect to HCAC and REEcycle . Forward - looking statements generally relate to future events, including, without limitation, statements regarding the anticipated timing and benefits of the Transaction, and REEcycle's future financial or operating performance . The expectations, estimates, and projections of the businesses of HCAC and REEcycle may differ from their actual results, and consequently, you should not rely on these forward - looking statements as predictions of future events . In some cases, you can identify forward - looking statements by terminology such as "may," "should," "expect," "intend," "will," "estimate," "project," "budget," "forecast," "plan," "anticipate," "believe," "predict," "potential," or "continue," or the negatives of these terms or variations of them or similar terminology . In addition, these forward - looking statements include, without limitation, statements regarding REEcycle's expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of the conditions to, and the timing of the completion of the Transaction . Such forward - looking statements are subject to risks, uncertainties (some of which are beyond the control of REEcycle and/or HCAC), and other factors which could cause actual results to differ materially from those expressed or implied by such "forward - looking statements", and consequently, you should not rely on these forward - looking with respect to HCAC and REEcycle . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by REEcycle and its management, as the case may be, are inherently uncertain . Factors that may cause actual results to differ materially from current expectations include, without limitation : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of definitive agreements ; (2) the outcome of any legal proceedings that may be instituted against REEcycle, HCAC or others following the announcement of the Transaction ; (3) the inability to complete the Transaction due to the failure to obtain consents and approvals of shareholders or the SEC's declaration of the effectiveness of the Registration Statement ; (4) failure to obtain financing to complete the transactions or to satisfy other conditions to closing ; delays or failures to obtain necessary regulatory approvals required to complete the transactions ; (5) changes to the proposed structure of the Transaction as a result of applicable laws, regulations or conditions ; (6) the risk that the Transaction disrupts current plans and operations of REEcycle ; (7) projections, estimates and forecasts of revenue and other financial and performance metrics ; (8) projections about industry trends and market opportunity ; expectations relating to the demand for REEcycle's services ; (9) REEcycle's ability to scale and grow its business ; (10) the cash position of REEcycle following the closing ; (11) the risk that the Transaction disrupts current plans and operations of REEcycle as a result of the announcement and consummation of the Transaction ; (12) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of REEcycle to successfully commercialize its business, and REEcycle's ability to source and maintain key relationships with management and key employees ; (13) the ability of the combined company to grow and manage growth profitably, continue developing its properties, maintain relationships with customers and suppliers, and retain its management and key employees ; (14) costs related to the Transaction ; (15) the possibility that REEcycle and/or its related entities may be adversely affected by other economic, business, and/or competitive factors ; (16) risks relating to REEcycle's anticipated operations and business ; (17) the risk that REEcycle does not ever enter into any definitive agreements in connection with commercialization of its technology ; (18) the risk that REEcycle is pursuing an emerging market ; (19) the amount of redemption requests made by the HCAC public shareholders ; and (20) other risks and uncertainties set forth under "Risk Factors" and other documents filed, or to be filed, with the SEC by HCAC and/or REEcycle, including the Registration Statement, and HCAC's other filings with the SEC, as well as any further risks and uncertainties to be contained in the Proxy Statement 1 /Prospectus filed after the date of this presentation . In addition, there may be additional risks that neither HCAC nor REEcycle presently know, or that REEcycle currently believes are immaterial, that could also cause actual results to differ from those contained in the forward - looking statements . Nothing in this presentation should be regarded as a representation by any person that the forward - looking statements will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . Except as may be required by law, REEcycle and HCAC do not undertake any duty to update these forward - looking statements . The inclusion of any statement in this communication does not constitute an admission by REEcycle and HCAC, or any other person, that the events or circumstances described in such statement are material .

Introduction 1 – 5 Cover and disclaimer 1 The Transaction 6 – 10 HCAC business combination, partnership rationale, PIPE structure and pro forma ownership 2 The Investment Case 11 – 13 Reasons to invest and the U.S. government – funded, patented technology 3 The Opportunity 14 – 18 National - security priority, a market in structural deficit and recycling as the fastest path to supply 4 CONFIDENTIAL | 5 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” 19 – 23 Technology & Supply Supply chain, patented process, feedstock network and offtake agreements 5 24 – 30 Commercialization & Team First - mover positioning, commercial roadmap, demonstration plant and leadership team 6 31 – 33 Financials & Peer Comparison Management Estimates and select public comparable companies 7 C O NT E NT S Table of Contents

SE C T I O N 1 The Transaction TM (NASDAQ: HCAC)

HALL CHADWICK

THE TRANSACTION

Business Combination with Hall Chadwick Acquisition Corp ("HCAC")

DEAL STRUCTURE

$400M	$350M	$50M	$40M
Total Consideration	**Payable at Closing**	**Earnout on Milestone** 50tpa MREO over 22 days	**Min. Cash** Funds first commercial plant

Pre-close private placement: REEcycle may raise up to $10M prior to close at its option — funds transaction costs & long-lead items for the commercial plant

KEY TERMS

- **Board Control**
  REEcycle nominates 5 of 7 directors post-close
- **Management Continuity**
  REEcycle team assumes all HCAC roles — Executive Chair, CEO, COO, CFO and General Counsel
- **All-Stock Transaction**
  All REEcycle stock rolls over; no cash consideration at close
- **Aligned Interests — Lock-Up**
  REEcycle, Sponsor and Advisor shares under the same 6-month lock-up from Closing
- **Nasdaq Listing & Capital**
  Combined company lists on Nasdaq — listed equity for holders and capital for the first plant
- **Closing Conditions**
  Customary: HCAC and REEcycle shareholder approval, SEC effectiveness, Nasdaq listing

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

THE PARTNERSHIP

REEcycle + Hall Chadwick — Better Together

REEcycle brings

- Proven recycling technology, IP and feedstock
- Operational capability, experience and track record
- Strategic vision for a domestic supply chain

Hall Chadwick brings

- Capital markets platform, Corporate M&A and Advisory team
- Governance framework and Nasdaq listing
- Global institutional and sovereign-wealth relationships

138 Years[1]

920 Staff[1]

14 Locations[1]

Together, the partnership creates a pathway to build one of the few vertically integrated Western rare earth platforms — spanning recycling, processing and longer term, a strategic resource ownership.

Source: [1] Hall Chadwick website.

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

THE RAISE

Proposed PIPE Structure & Indicative Timeline

Up to ~$50M[1] Indicative PIPE size	**$40M** Min. cash condition
$10.00 Per share	**Q4 2026** Target close

Indicative timeline

Status	Milestone	Date
✓	LOI executed	1 Apr 2026
✓	BCA signed	31 May 2026
○	PCAOB audit	~31 Jul 2026
○	S-4 / proxy filing	Post-audit
○	SEC review	~60–90 days
○	Shareholder vote	Post-clearance
○	Close	Q4 2026

[1] *Indicative; final size and terms subject to redemptions, demand and final documentation.*

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HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain”

HALL CHADWICK

THE TRANSACTION

Structure & Pro Forma Ownership

Deal structure

All-stock $400M = 40.0M sh × $10.00

At close 35.0M shares ($350M)

Earnout 5.0M shares ($50M) on 50 tpa MREO

Min. cash $40M — funds first plant

Board REEcycle nominates 5 of 7

Lock-up Common 6-month from Closing

Shareholder	At close	%	At milestone	%
REEcycle securityholders[1]	35,000,000	58.2	40,000,000	60.1
Empire Capital (mandate fee)[2]	787,500	1.3	900,000	1.4
Advisor shares — HCAC[3]	6,125,000	10.2	7,000,000	10.5
Advisor shares — REE[4]	2,625,000	4.4	3,000,000	4.5
HCAC sponsor & placement[5]	8,497,293	14.1	8,497,293	12.8
Rights conversion[6]	2,131,400	3.5	2,131,400	3.2
IPO public & PIPE[7]	5,000,000	8.3	5,000,000	7.5
Total	**60,166,193**	**100.0**	**66,528,693**	**100.0**

Note: [1] *35M shares at Closing + 5M earnout at Milestone;* [2] *Empire Capital fee 2.25% of consideration,* 787,500 at close; 112,500 at Milestone;[3] HCAC nominee advisors: 6,125,000 issued at/before close + 875,000 at Milestone; [4] REE nominee advisors 2,625,000 issuable post-close at REE's election + 375,000 at Milestone; [5] *7,883,293 Class B + 380k sponsor placement shares +234k underwriter placement shares.* [6] *21,314,000 rights ÷ $10.* [7] *Assumes ~$50M cash proceeds from a combination of remaining trust monies (after public share redemptions) and the PIPE raise*

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

SE C T I O N 2 The Investment Case TM (NASDAQ: HCAC)

HALL CHADWICK

THE WINNING THEMES

Why REEcycle — Five Things Investors Need to Know

1. Fully domestic & Scalable platform

Domestic feedstock → domestic processing → domestic rare earth oxides. A complete U.S. circular loop independent from U.S. adversaries

2. Fastest & most economical path to supply

Commercial plant in ~18 months on REEcycle technology & ~$40M capex — versus 7 – 10 years, billions of dollars and permitting risk for new mines[1]

3. Proven leadership

Proven operator with multiple billion dollar exits in the mining & resource sector supported by a qualified management team of value creators

4. Backed by the U.S. Government

A $5.1M U.S. Department of War Production Act award — a targeted commitment to REEcycle [2]

5. Recycling-first, then integrate

A capital-efficient recycling beachhead and the foundation for a vertically integrated U.S. mine-to-processing platform

The bottom line

The most advanced domestic rare earth recycler approaching the public markets, with technology proven at commercial scale

Source: [1] Mining Industry; [2] Department of Defense

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

U.S. GOVERNMENT FUNDED AND PATENTED TECHNOLOGY

Backed by the U.S. Government

Government-Funded

U.S. Federal capital secured

- $5.1M Defense Production Act (Title III) award; ~$4.2M remaining, paid monthly against qualifying spend[1]
- Part of a wave of U.S. federal REE support: MP Materials $1.2B[2], USA Rare Earth $1.2B[3], Vulcan/ReElement ~$1B[4], Lynas price-floor
- Subject to completion of the transaction and the minimum cash, REEcycle is expected to be funded to commercial scale

U.S. Department *of* War

Patented Technology

Licensed from University of Houston

- Two patents (granted in 2019 and 2020) exclusively licensed to REEcycle from the University of Houston
- Novel application of established hydrometallurgical (solvent-extraction) chemistry
- University consented to the Transaction — no change-of-control risk on core IP
- First-mover position and proprietary DDM (Drive Disassembly Machine) feedstock compound the protection

UNIVERSITY OF HOUSTON

Independently Validated

Third-party expert review

- Independent Technical Expert (Dr John Mair, JLM Advisory) assessed the platform as technically credible and commercially compelling. Dr Mair has in-depth knowledge of the REE processing methodologies, through both research and feasibility and development oversight of the world-class Kvanefjeld REE Project in Greenland.
- Validated by independent laboratories; Pilot plant first operated in 2022 and relocated to larger site in Oklahoma to accommodate scale up



Source: [1] *Department of Defense*; [2] *Chemical & Engineering News*; [3] *Brownstein*; [4] *Metal Tech News*

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

SE C T I O N 3 The Opportunity TM (NASDAQ: HCAC)

W HY N O W Rare Earths Are a National Security Priority The strategic problem • Neodymium, praseodymium, dysprosium and terbium are the core of high - performance permanent magnets — powering EV motors, precision - guided munitions, wind turbines, and advanced radar and sonar • The U . S . sources the overwhelming majority of separated and refined rare earths from China — a dependency repeatedly flagged as a critical national security vulnerability • Heavy rare earths Dy and Tb — together ~40% of basket value — have been under Chinese export controls since April 2025 1 • REE demand is forecast to nearly triple by 2035 while Chinese - dominated supply falls short, widening a structural deficit 2 Recycling is believed to be the only near - term domestic fix Recovering REEs from end - of - life NdFeB magnets — in discarded drives, decommissioned defense gear, EV motors and industrial machinery — closes the loop with a domestic circular supply chain that is faster, lower - capex and entirely U.S. - controlled. REEcycle closes the loop on the materials modern defense and clean - energy systems depend on. Source: ¹ Mofcom.gov.cn ; 2 Reuters Commodities CONFIDENTIAL | 15 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain”

M A R K E T & I N D U S TR Y A La r g e M a r ke t in S t ruc tu ra l D e f i c i t ¹ $19B - >~$37B REE market 2025 → 2034 ~3x Demand growth by 2035 <1% Of REEs recycled today 40% Of basket value is Dy/Tb* Public markets are re - rating domestic players ** MP Materials de - SPAC 2020 @ ~$10 ~$72 today · +~620% · ~$13B mkt cap USA Rare Earth de - SPAC 2025 @ ~$10 ~$30 today · ~200% · ~$6.8B mkt cap Notes: *Heavy rare earths Dy/Tb. **MP Materials and USA Rare Earth Public - market data: NYSE/Nasdaq, June 2026; shown for context, not as a valuation basis. 93 140 200 270 90 120 150 185 2025 2028 2031 2034 Structural, policy - driven deficit REE demand is forecast to nearly triple by 2035 — driven by EVs, wind and defense — while Chinese - dominated supply falls short. Heavy rare earths Dy and Tb have been under Chinese export controls since April 2025. The U.S. has committed billions (IRA, CHIPS Act, DoD) to domestic supply. Demand outpacing supply (kt REO) Demand Supply CONFIDENTIAL | 16 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Source: ¹ Reuters Commodities

THE SOLUTION

HALL CHADWICK

Recycling: The Fastest, Lowest-Risk Path to New Supply

MINING: Takes many years to develop and is CAPEX intensive

Electricity & Diesel	Electricity	Water & Chemical Process	Sulfuric Acid & Heat	Water & Iron Chloride	Hydrochloric Acid, Oxalic Acid, & Heat
Mining	**Magnetic Separation**	**Flotation Separation**	**Calcination**	**Water Leaching & Impurity Removal**	**Extraction & Roasting**
	Mine Tailings	Niobium & Impurities	Water & Air Emissions	Impurities	Radioactive Byproducts

LARGE SCALE NEW MINE

$100M–$2BN+[1]

7 – 10 years to build

REECYCLE: 18 months to commission

REEcycle: Two Patents Exclusively Licensed (2019 & 2020)

Heat, Water, & Weak Acid

End Of Life Magnets → **Demagnetization** → **Crushing (H Decrepitation)** → **Chemical Extraction**

Metal Oxides (95% Iron Oxide)

RARE EARTH OXIDES

VS

REECYCLE

~$40M

modular plant in 18 months

Source: [1]Mining Industry

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

NORTH AMERICAN REE LANDSCAPE

REEcycle is Positioned to be an early mover in North American & EU NdFeB Magnet Recycling

PROCESS		HIGH PRODUCT VALUE	LOW HAZARDOUS WASTE	ENVIRON-MENTALLY FRIENDLY	LOW CAPEX	HIGHLY SCALABLE MODULAR SYSTEM	VALUATION* ($mm)
Magnet to Oxides	REEcycle	✓	✓	✓	✓	✓	
	Cyclic Materials	✓	✗	✗	✗	✗	400+
Mixed E-Waste to Oxides	Re Element Technologies	✓	✗	✗	✗	✗	~170
Magnet to Magnet	Noveon Magnetics	✓	✓	✗	✗	✗	800+
Mining & Processing	MP Materials	✓	✗	✗	✗	✗	13,000+
Mine Waste Recovery	Phoenix Tailings	✓	✗	✗	✗	✗	~395

Source: Dealroom, Factset and Pitchbook as of May 31, 2026

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

SE C T I O N 4 Technology & Supply TM (NASDAQ: HCAC)

SUPPLY CHAIN

HALL CHADWICK

Recycling: Feedstock to finished REE product


DATA CENTER PARTNERS
MAGNET FEEDSTOCK
Drive Disassembly Machine
Scrap Hard Disk Magnets
Electronic Vehicles
MRIs
Magnet Swarf*
Other Industrial Applications
COLLECTION PARTNERS
01
MAGNET CRUSHING & DECREPITATION
02
CHEMICAL EXTRACTION
03
RARE EARTH OXIDES (REO)

*Scrap from magnet manufacturers.

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

PROCESS

HALL CHADWICK

Patented Process, Verified Product

Patented recycling process

1. Magnet coating removed and particles sized by hydrogen decrepitation
2. Resized material processed in a proprietary solvent system
3. REE oxides separated from iron and boron during processing
4. Centrifugal extraction of oxides; iron and boron filtered out
5. Process water cleaned and reused; final oxide packaged for offtake



Verified product

- Mixed rare earth oxide (Pr-Nd oxide)
- Composition ~84% NdPr; ~2.5% Dy/Tb
- ~92% recovery rate
- Validated by independent labs
- Purity exceeds offtaker requirements

Exclusive license to a patented recycling process (two patents granted in 2019 and 2020).

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

FEEDSTOCK MOAT

A Distributed, Proprietary Feedstock Network



Drive Disassembly Machine (DDM)

- 4th-gen proprietary system; pilot completed Q4 2025 with a large end-user
- Each DDM processes ~25,000+ HDDs/month → ~6 t raw magnets/yr
- Revenue on minimum monthly volume or lease — fast capital recovery
- First-mover in HDD magnet recovery (~1,600 tpa U.S.)

~20,000 tpa addressable U.S. feedstock

Wind turbines	~5,000 t/yr
Electric vehicles	~4,000 t/yr
Open MRI machines	~3,000 t/yr
Hard disk drives	~1,600 t/yr
Other sources	~6,000 t/yr

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HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain”

HALL CHADWICK

COMMERCIAL PIPELINE

Feedstock & Offtake

FEEDSTOCK SOURCES • ~20,000 TPA

Wind Turbines
~5,000 t/yr
~2–3 t magnets each

Electric Vehicles
~4,000 t/yr*
~3 kg each

Hard Disk Drives
~1,600 t/yr
~16 g each

Open MRI
~3,000 t/yr
~3 t each

Feedstock

- Over a year of feedstock stockpiled and ready to process
- Proprietary DDM network secures HDD magnet supply (~1,600 tpa U.S.)
- Approached by several major Western REE magnet producer and separator
- DDM pilot completed Q4 2025 with a large data-center end-user; further trials in discussion

Offtake

- Strong interest from several U.S. and European rare earth refiners for separation and marketing of REEcycle's oxides
- Agreements with global and U.S. partners under evaluation for collection, disassembly and supply

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

SE C T I O N 5 Commercialization & Team TM (NASDAQ: HCAC)

HALL CHADWICK

POSITIONING

First Mover in North American Magnet Recycling

Pathway	Product value	Hazardous waste*	Capex	Scalability
REEcycle — magnet → oxide	High	Low	Low	High
Mixed e-waste → oxide	High	Med	Med	Med
Magnet → magnet	High	Low	Med	Med
Mining & processing	High	High	Very high	Low
Mine-waste recovery	Med	Med	Med	Low

REEcycle is positioned as an early mover in North American and EU NdFeB magnet recycling — combining the high product value of magnet recovery with the low capex and waste profile and a scalable, modular footprint

Rating: Favourable (green) Moderate (yellow) Unfavourable (red)

*Note: *Hazardous waste reflects relative volume and toxicity of process by-products*

Source: Company Analysis from various sources Magnet to Oxide; Magnet to Magnet; E-waste to Oxide; Mining & Processing; Mine-waste recovery

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HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain”

OP E R A TI O N S CONFIDENTIAL | 26 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Demonstration Plant Relocation

HALL CHADWICK

MARKET PRICING

REE Pricing: Why Location Matters

China domestic is the lowest price. A US-based producer commands the highest premium

Pricing Tier	Dy_2O_3 ($/kg)	Tb_4O_7 ($/kg)	vs China	Source
China EXW Domestic	$177	$780	1.0x	SMM
FOB China Export	$290	$1,140	~1.6x	Argus Media
Western ex-China Spot	$930	$4,200	~4.4x	Strat. Metals Invest
US Premium (IRA/DOD)	**$1,100**	**$5,000**	**~5.5x**	**DOD / MP Materials**

REEcycle Pricing
Dy $1,125 / Tb $4,500 = Western spot ✓

Post-2025 China export controls created a structural price bifurcation: Western heavy REE prices are 4.4–5.5× China domestic and forecast to widen further.

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

E XE C U TI O N Roadmap to Commercial Scale Q3 2026 Demo plant restart Relocated to Oklahoma site; commissioning early Q3 2026 Q3 2026 Demo production 6 - 8 tonnes of REO — revenue - generating while validating scale Q4 2026 Feasibility study Feasibility study; modular 100 tpa commercial design 2027 First commercial plant 100 tpa start; modular path to 3 – 4 U.S. plants, then potentially Europe Demonstration plant — real, de - risked Located in an existing downstream processing facility to leverage infrastructure and permitting for rapid commissioning. Expanded to a small - scale commercial facility; major equipment refurbished and being installed CONFIDENTIAL | 28 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain”

HALL CHADWICK

LEADERSHIP

Management, Board & Advisors



MICK MCMULLEN
Executive Chair
33 Years of Experience

MAC COPPER LIMITED · STILLWATER MINING COMPANY · DEVELOP · GTGOLD · OCEANAGOLD · DETOUR GOLD



JUSTIN FRONEMAN
CEO & Director
23 Years of Experience

SUMSARE RESOURCES LLC · TECHEMET · Sibanye Stillwater · pwc · MACQUARIE



JON CHRISTIAN EVENSEN
Non-Executive Director
13 Years of Experience

Low Carbon Royalties · Morgan Stanley · PATRIOT BATTERY METALS · Pallas Resources

"We are addressing a critical U.S. supply gap with a faster and more capital-efficient solution than traditional mining, scalable across the U.S. and globally. This is both a technology opportunity and a national security priority"

- Mick McMullen, Executive Chair



ERIC CARNELL
Fractional General Counsel
30 Years of Experience

Cooley · orrick · FBN · nextautoworks



MORNÉ ENGELBRECHT
Senior Financial Advisor
26 Years of Experience

MAC COPPER LIMITED · pwc · beach



CHRIS ROSARIO
Senior Legal Advisor
20 Years of Experience

MAC COPPER LIMITED · SQUIRE PATTON BOGGS · THE UNIVERSITY OF NOTRE DAME AUSTRALIA · ITOCHU



TAWNYA ERICKSON
COO
15 Years of Experience

Sibanye Stillwater · Newmont · ARCH RESOURCES

Combines deep mining expertise, industrial processing and U.S. capital markets experience to scale **REEcycle globally**

CONFIDENTIAL | 29

HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

HALL CHADWICK

LEADERSHIP

The McMullen Factor – backing a tier-1 operator

Company	Role	Outcome	Return
Stillwater Mining	Board / CEO	Acquired by Sibanye	16% IRR
Detour Gold	CEO	Acquired by Kirkland Lake	208% IRR

The McMullen Playbook

1. Acquire undervalued critical-minerals asset
2. Build a high-quality operating team
3. Fix operations, scale production rapidly
4. Exit at 2–3× via strategic sale or re-rating

Key Team

McMullen
Executive Chairman
Largest individual shareholder

Froneman
CEO & Director
Former Sibanye Head of Recycling

Evensen
Non-Executive Director

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HCAC Business Combination with REEcycle "Building America's domestic rare earth supply chain"

SE C T I O N 6 Financials & Peer Comparison TM (NASDAQ: HCAC)

SUMMARY FINANCIALS ($M) (Y4) 2029E (Y3) 2028E (Y2) 2027E (Y1) 2026E $M $144.1 $83.5 $7.8 $0.6 Revenue 72.6% NM NM NA Growth % $79.3 $46.2 $4.7 $0.3 Gross Profit 55.0% 55.4% 60.3% 46.5% Margin % $77.6 $44.5 $2.9 ($1.2) EBITDA 53.8% 53.2% 37.6% NM Margin % ~164% Revenue CAGR, 2027E – 2029E ~$144M 2029E Revenue ~54% 2029E EBITDA Margin CONFIDENTIAL | 32 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” Company’s estimated ramp up from demonstration to commercial scale: first commercial plant targeted 2027, with a modular path to additional U.S. plants driving the 2028E – 2029E inflection. Note: REEcycle financials are based upon management estimates only and should not be relied upon as guarantees of future performance. K EY N U M B ER S Management Estimates

U.S. Listed rare earth producers, processors and developers CONFIDENTIAL | 33 HCAC Business Combination with REEcycle “Building America’s domestic rare earth supply chain” EV / EBITDA 29E EV / EBITDA 28E EV / Rev 29E EV / Rev 28E EV ($M) Company 5.2x 9.0x 2.8x 4.8x $400 REEcycle 24.3x 26.8x 14.1x 16.6x $ 15 ,640 MP Materials (NYSE: MP) 6.8x 15.5x 2.7x 4.9x $6,350 USA Rare Earth (NASDAQ: USAR) 20.6x 34.3x 10.0x 17.9x $5,093 Energy Fuels (NYSE: UUUU) NA NA 1.4x 2.3x $868 Niocorp Developments (NASDAQ: NB) 20.6x 26.8x 6.4x 10.8x Peer median REEcycle at $400M — Implied Discount to Peer Median (2029E) Discount Peer Median REEcycle Metric (2029E) ~56% 6.4x 2.8x Implied EV / Revenue ~75% 20.6x 5.2x Implied EV / EBITDA B E NC H M A R K I NG Select Public Comparable Companies Source: FactSet data as of 5/7/2026. REEcycle financials are based upon management estimates only and should not be relied upon as guarantees of future performance.

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